UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2009

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 14, 2009, Christopher C. Camut resigned from the position of Chief Financial Officer of PharmAthene, Inc. (the “Company”) and has assumed the newly created position of Vice President, Government Contracting and Special Projects. In this new role, Mr. Camut will oversee all operational aspects of the Company’s government contracting efforts and will play a central role in managing special Company initiatives.

On August 17, 2009, the Company issued a press release announcing the appointment, of Charles A. Reinhart III, 49, to the position of Senior Vice President, Chief Financial Officer, with responsibility for overseeing the Company’s accounting and finance functions, human resources and information technology.  Mr. Reinhart joined the Company on August 10, 2009 as Senior Vice President, Finance and he assumed the role of Chief Financial Officer effective August 14, 2009.

Prior to joining the Company, Mr. Reinhart served as Senior Vice President Finance and Corporate Strategy, and was a member of the Operating Leadership Team, of Millennium Pharmaceuticals, Inc. from October 2007 to June 2008, where he was responsible for all aspects of the company’s finance and strategic sourcing functions.   Millennium Pharmaceuticals, Inc., a publicly-traded company until its acquisition by Takeda Pharmaceutical Company Limited in May 2008, is engaged in the discovery, development and commercialization of  medicines to improve the lives of patients with cancer, inflammatory bowel diseases and other inflammatory diseases.   From November 2000 to October 2007, Mr. Reinhart was Vice President, Finance at Cephalon, Inc., a publicly-traded company, where he was responsible for worldwide accounting, financial reporting, Sarbanes Oxley compliance, tax, treasury and budgeting/forecasting functions, and was a key member of the team responsible for raising over $2.6 billion in convertible debt transactions.   Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in three core therapeutic areas: central nervous system, pain and oncology.

Mr. Reinhart’s annual base salary will be $330,000.  He will also be eligible for an annual performance bonus, which has been set at 30% of the base salary for executive officers, subject to adjustment depending on the achievement of stated corporate objectives and individual performance.  Mr. Reinhart was also granted an award of 200,000 options under the Company’s 2007 Long-Term Incentive Compensation Plan.  The options vest in annual increments of 25%, beginning on August 10, 2010.  Mr. Reinhart is also eligible for a six-month severance package for termination without cause and under certain other circumstances as set forth in the Company’s standard executive employment agreement..

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press release, dated August 17, 2009, issued by PharmAthene, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.
(Registrant)

Date: August 17, 2009	By:	/s/ Jordan P. Karp
Jordan P. Karp
Senior Vice President, General Counsel and Secretary